EXHIBIT 23.2

Bernstein & Pinchuk LLP

Certified Public Accountants	Consent of Independent Registered Public Accounting Firm

Seven Penn Plaza, Suite 830 New York, NY 10001 Tel 212 279-7900 Tel 516 897-7979 Fax 212 279-7901 www.bpaccountants.com

To: Integral Systems, Inc.

We consent to the reference to our firm under the caption “Experts” to the Registration Statement Form S-3/A and related Prospectus of Integral Systems, Inc. to offer and sell, at any time and from time to time common stock, debt securities, warrants to purchase equity or debt securities or any combination of these securities and to the incorporation by reference therein of our report dated November 21, 2007, except Note 18 (Subsequent Events) of Notes to Consolidated Financial Statements for which the date is December 5, 2007, with respect to the consolidated financial statements of Integral Systems, Inc. included in its Annual Report, Form 10-K, for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

/s/ Bernstein & Pinchuk LLP

New York, New York

October 28, 2008